Exhibit 99.1
REALNETWORKS ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS

SEATTLE — November 3, 2020 -

RealNetworks, Inc. (Nasdaq: RNWK), a leader in digital media software and services, today announced its financial results for the third quarter ended September 30, 2020. This release refers to “continuing” and “discontinued” operations due to the pending sale of Napster, RealNetworks’ 84%-owned subsidiary, to MelodyVR Group PLC, which is expected to close in the fourth quarter of 2020. Effective as of the signing date, August 25, 2020, Napster is treated as a discontinued operation for accounting and disclosure purposes; therefore, unless otherwise noted, results presented in this release relate to the continuing operations of RealNetworks, which exclude Napster.

•Revenue from continuing operations of $16.6 million and net loss of $(3.2) million
•Games revenue was up 6% year-over-year and 2% quarter-over-quarter driven by success of free-to-play strategy, which grew 60% year-over-year
•Adjusted EBITDA loss of $(1.9) million, our 5th consecutive quarter of year-over-year improvement
•Significant progress with SAFR initiative
•Appointed Brad Donaldson as Vice President, Computer Vision to lead the strategic development and market expansion of SAFR
•Launched SAFR Version 3.0 featuring enhanced COVID-19 response features and a new high-sensitivity face detector
•Awarded contract for SAFR with Tijuana International Airport's Cross Border XpressTM (CBX)
•Progress with monetizing and scaling assets
•Sale of Napster to MelodyVR expected to close in Q4 2020 in a transaction valued at approximately $70 million, which includes the assumption of approximately $44 million in Napster liabilities and $26.3 million in a mix of cash and equity consideration
•Spun-out and raised $2.1 million in external funding for Scener after incubating the RealNetworks' startup for two years

Management Commentary
“In Q3 we continued to make solid progress on several fronts,” said Rob Glaser, Founder, Chairman, and Chief Executive Officer of RealNetworks. “Our commitment to improving business performance led to our fifth consecutive quarter of year-over-year improvement in our adjusted EBITDA loss. Our two largest growth opportunities remain our free-to-play Games, which grew 60% year-over-year, and the SAFR platform. We also made great progress in streamlining, optimizing and monetizing other parts of Real, as demonstrated by the pending sale of Napster to MelodyVR and the successful capital raise for Scener. Finally, we also significantly strengthened our management team by bringing in Mike Ensing as President and COO, and Brad Donaldson as VP, Computer Vision to lead the strategic development and market expansion of SAFR.”

Third Quarter 2020 Financial Highlights from Continuing Operations
•Revenue was $16.6 million compared to $17.1 million in the prior quarter and $17.7 million in the prior year period.
•Games revenue was $7.6 million, up 2% compared to $7.5 million in the prior quarter and up 6% compared to $7.2 million in the prior year period.
•Gross profit margin was 75%, unchanged from 75% in the prior quarter and down from 76% in the prior year period.

•Operating expenses decreased $0.3 million, or 2%, from the prior quarter and decreased $3.2 million, or 17%, from the prior year period.
•Net loss attributable to RealNetworks was $(3.2) million, or $(0.08) per diluted share, compared to a net loss of $(3.1) million, or $(0.08) per diluted share, in the prior quarter and a net loss of $(5.2) million, or $(0.14) per diluted share, in the prior year period.
•Adjusted EBITDA was a loss of $(1.9) million compared to a loss of $(1.4) million in the prior quarter and a loss of $(3.2) million in the prior year period.
•At September 30, 2020, the Company had $13.2 million in unrestricted cash and cash equivalents compared to $14.4 million at June 30, 2020 and $8.5 million at December 31, 2019.

Corporate Developments
•On August 25, 2020, Napster signed a definitive agreement to be sold to MelodyVR, subject to closing conditions, with a total transaction value of approximately $70 million. Terms of the merger require payment by MelodyVR of $26.3 million in combined cash and MelodyVR stock at closing, and MelodyVR will assume approximately $44 million in Napster liabilities. The final value to RealNetworks from the transaction is subject to several factors including deal costs, Napster's repayment of $3.9 million in debt, an escrow of $3.0 million, the mix of cash and MelodyVR stock and the market value of that stock, and payment by RealNetworks to Columbus Nova for the January 2019 acquisition of its interest in Napster. The transaction is expected to close in the fourth quarter of 2020, at which point RealNetworks will provide further details.
•On September 18, 2020, the Company announced the appointment of Brad Donaldson as Vice President, Computer Vision to lead the strategic development and market expansion of the SAFR product line.

Business Outlook
Given the ongoing uncertainty surrounding the global economy and the future impact of COVID-19, RealNetworks is not providing guidance for the fourth quarter ending December 31, 2020.
Conference Call and Webcast Information
RealNetworks will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants may join the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Tuesday, November 24, 2020, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13711759.

A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks
Building on a legacy of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. SAFR (www.safr.com) is the world’s premier facial recognition platform for live video. Leading in real-world performance and accuracy as evidenced in testing by NIST, SAFR enables new applications for security, convenience, and analytics. For information about our other products, visit www.realnetworks.com.

About Non-GAAP Financial Measures
To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) from continuing operations to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.
The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, and expectations and contingencies relating to the sale of Napster. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions; challenges caused by the COVID-19 pandemic; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability; fluctuations in foreign currencies; and unique risk factors that relate to our Napster segment, such as risks stemming from its streaming music service and related music royalties. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, 2019, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2020	2019	2020	2019

	(in thousands, except per share data)

Net revenue	$16,554	$17,691	$50,461	$48,491
Cost of revenue	4,062	4,292	12,429	13,022
Gross profit	12,492	13,399	38,032	35,469

Operating expenses:
Research and development	5,781	6,931	18,375	21,439
Sales and marketing	5,130	5,644	15,969	17,501
General and administrative	4,124	5,242	13,063	17,674
Restructuring and other charges	307	691	1,097	1,587

Total operating expenses	15,342	18,508	48,504	58,201

Operating loss	(2,850)	(5,109)	(10,472)	(22,732)

Other income (expenses):
Interest expense	(7)	—	(12)	—
Interest income	6	—	31	89
Gain (loss) on equity investments, net	(37)	—	(90)	12,338
Other income (expenses), net	(104)	85	63	197

Total other income (expenses), net	(142)	85	(8)	12,624

Loss from continuing operations before income taxes	(2,992)	(5,024)	(10,480)	(10,108)
Income tax expense	316	233	606	515

Net loss from continuing operations	(3,308)	(5,257)	(11,086)	(10,623)
Net loss from discontinued operations, net of tax	(1)	(997)	(2,466)	(3,872)
Net loss	(3,309)	(6,254)	(13,552)	(14,495)
Net loss attributable to noncontrolling interests of continuing operations	(77)	(54)	(196)	(106)
Net income (loss) attributable to noncontrolling interests of discontinued operations	6	(232)	(364)	(752)
Net loss attributable to RealNetworks	$(3,238)	$(5,968)	$(12,992)	$(13,637)

Net loss from continuing operations attributable to RealNetworks	$(3,231)	$(5,203)	$(10,890)	$(10,517)
Net loss from discontinued operations attributable to RealNetworks	(7)	(765)	(2,102)	(3,120)
Net loss attributable to RealNetworks	$(3,238)	$(5,968)	$(12,992)	$(13,637)

Net loss per share attributable to RealNetworks- Basic:
Continuing operations	$(0.08)	$(0.14)	$(0.28)	$(0.28)
Discontinued operations	—	(0.02)	(0.06)	(0.08)
Net loss per share attributable to RealNetworks- Basic	$(0.08)	$(0.16)	$(0.34)	$(0.36)

Net loss per share attributable to RealNetworks- Diluted:
Continuing operations	$(0.08)	$(0.14)	$(0.28)	$(0.28)
Discontinued operations	—	(0.02)	(0.06)	(0.08)
Net loss per share attributable to RealNetworks- Diluted	$(0.08)	$(0.16)	$(0.34)	$(0.36)

Shares used to compute basic net loss per share	38,270	38,062	38,247	37,944
Shares used to compute diluted net loss per share	38,270	38,062	38,247	37,944

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$13,245	$8,472
Trade accounts receivable, net	13,015	12,767
Deferred costs, current portion	364	537
Prepaid expenses and other current assets	3,552	4,428
Current assets of discontinued operations	89,547	28,376
Total current assets	119,723	54,580

Equipment and software	30,675	31,699
Leasehold improvements	2,720	3,071
Total equipment, software, and leasehold improvements	33,395	34,770
Less accumulated depreciation and amortization	31,459	32,350
Net equipment, software, and leasehold improvements	1,936	2,420

Operating lease assets	8,726	10,198
Restricted cash equivalents	4,630	4,880
Other assets	973	1,808
Deferred costs, non-current portion	71	388
Deferred tax assets, net	781	761
Goodwill	17,073	16,908
Non-current assets of discontinued operations	—	67,811

Total assets	$153,913	$159,754

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,398	$4,042
Accrued and other current liabilities	25,272	17,495
Deferred revenue, current portion	2,302	2,003
Current debt	3,900	—
Current liabilities of discontinued operations	70,713	72,641
Total current liabilities	105,585	96,181

Deferred revenue, non-current portion	46	96
Deferred tax liabilities, net	1,076	1,076
Long-term lease liabilities	6,672	8,234
Long-term debt	2,883	3,900
Other long-term liabilities	2,243	10,151
Non-current liabilities of discontinued operations	—	1,843

Total liabilities	118,505	121,481

Total shareholders' equity	36,470	38,775

Noncontrolling interests	(1,062)	(502)

Total equity	35,408	38,273

Total liabilities and equity	$153,913	$159,754

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
	(in thousands)

Cash flows from operating activities:
Net loss from continuing operations	$(11,086)	$(10,623)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Depreciation and amortization	697	943
Stock-based compensation	1,093	2,420
(Gain) loss on equity investments, net	90	(12,338)
Foreign currency (gain) loss	25	(150)
Fair value adjustments to contingent consideration liability	(200)	700
Net change in certain operating assets and liabilities	(652)	739
Net cash provided by (used in) operating activities- continuing operations	(10,033)	(18,309)
Net cash provided by (used in) operating activities- discontinued operations	(4,086)	(1,988)
Net cash provided by (used in) operating activities	(14,119)	(20,297)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(261)	(831)
Proceeds from sales and maturities of short-term investments	—	24
Acquisition, net of cash acquired	—	12,260

Net cash (used in) provided by investing activities- continuing operations	(261)	11,453
Net cash provided by (used in) investing activities- discontinued operations	(192)	(237)
Net cash provided by (used in) investing activities	(453)	11,216

Cash flows from financing activities:
Proceeds from issuance of common stock (stock options and stock purchase plan)	—	144
Proceeds from issuance of preferred stock	10,000	—
Tax payments from shares withheld upon vesting of restricted stock	(12)	(289)
Proceeds from notes payable and long-term debt	2,876	3,900
Payment of financing fees	—	(569)
Other financing activities	2,106	900
Net cash provided by (used in) financing activities- continuing operations	14,970	4,086
Net cash provided by (used in) financing activities- discontinued operations	2,007	(8,331)
Net cash provided by (used in) financing activities	16,977	(4,245)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	32	(390)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,437	(13,716)
Cash, cash equivalents and restricted cash, beginning of period	22,179	37,191
Cash, cash equivalents and restricted cash, end of period	24,616	23,475
Less: Cash, cash equivalents and restricted cash from discontinued operations	6,741	6,724
Cash and cash equivalents from continuing operations, end of period	$17,875	$16,751

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2020			2019
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$2,543	$3,159	$3,495	$4,432	$3,632	$2,620	$2,486
Mobile Services (B)	6,400	6,461	6,690	6,312	6,895	6,997	6,939
Games (C)	7,611	7,465	6,637	6,567	7,164	6,048	5,710
Total net revenue	$16,554	$17,085	$16,822	$17,311	$17,691	$15,665	$15,135

Net Revenue by Product
Consumer Media
- Software License (D)	$642	$1,702	$2,020	$2,856	$1,987	$944	$735
- Subscription Services (E)	892	898	929	992	1,028	1,040	1,088
- Product Sales (F)	193	261	222	193	207	206	219
- Advertising & Other (G)	816	298	324	391	410	430	444

Mobile Services
- Software License (H)	931	972	831	657	888	957	599
- Subscription Services (I)	5,469	5,489	5,859	5,655	6,007	6,040	6,340

Games
- Subscription Services (J)	2,705	2,730	2,770	3,007	3,056	3,073	2,985
- Product Sales (K)	3,874	3,712	2,978	2,580	3,078	2,177	1,988
- Advertising & Other (L)	1,032	1,023	889	980	1,030	798	737

Total net revenue	$16,554	$17,085	$16,822	$17,311	$17,691	$15,665	$15,135

Net Revenue by Geography
United States	$11,855	$10,742	$10,214	$10,153	$10,588	$9,480	$9,503
Rest of world	4,699	6,343	6,608	7,158	7,103	6,185	5,632
Total net revenue	$16,554	$17,085	$16,822	$17,311	$17,691	$15,665	$15,135

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from player purchases of in-game virtual goods within our free-to-play games, mobile and PC games, online games subscription services, and advertising on games sites and social network sites.
Net Revenue by Product
(D) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(G) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(H) Software license revenue within Mobile Services includes revenue from our integrated RealTimes platform and our facial recognition platform, SAFR.
(I) Subscription services revenue within Mobile Services includes revenue from ringback tones and our messaging platform services, as well as from related professional services provided to mobile carriers.
(J) Subscription services revenue within Games includes revenue from online games subscriptions.
(K) Product sales revenue within Games includes revenue from player purchases of in-game virtual goods, retail and wholesale games-related revenue, sales of mobile games.
(L) Advertising & other revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2020		2019	2020	2019
	Q3	Q2	Q3	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$2,543	$3,159	$3,632	$9,197	$8,738
Cost of revenue	593	519	705	1,723	2,341
Gross profit	1,950	2,640	2,927	7,474	6,397

Gross margin	77%	84%	81%	81%	73%

Operating expenses	2,092	2,204	2,692	6,754	8,688
Operating income (loss), a GAAP measure	$(142)	$436	$235	$720	$(2,291)
Depreciation and amortization	17	15	34	45	144

Contribution margin, a non-GAAP measure	$(125)	$451	$269	$765	$(2,147)

Mobile Services

Net revenue	$6,400	$6,461	$6,895	$19,551	$20,831
Cost of revenue	1,511	1,782	1,721	4,989	5,634
Gross profit	4,889	4,679	5,174	14,562	15,197

Gross margin	76%	72%	75%	74%	73%

Operating expenses	5,577	5,682	7,143	18,847	22,142
Operating income (loss), a GAAP measure	$(688)	$(1,003)	$(1,969)	$(4,285)	$(6,945)
Depreciation and amortization	88	102	81	288	418

Contribution margin, a non-GAAP measure	$(600)	$(901)	$(1,888)	$(3,997)	$(6,527)

Games

Net revenue	$7,611	$7,465	$7,164	$21,713	$18,922
Cost of revenue	1,955	1,958	1,934	5,707	5,259
Gross profit	5,656	5,507	5,230	16,006	13,663

Gross margin	74%	74%	73%	74%	72%

Operating expenses	5,152	4,976	5,151	15,051	15,476
Operating income (loss), a GAAP measure	$504	$531	$79	$955	$(1,813)
Acquisitions related intangible asset amortization	—	—	4	—	27
Depreciation and amortization	71	66	89	275	256

Contribution margin, a non-GAAP measure	$575	$597	$172	$1,230	$(1,530)

Corporate

Cost of revenue	$3	$4	$(68)	$10	$(212)
Gross profit	(3)	(4)	68	(10)	212

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	2,521	2,747	3,522	7,852	11,895
Operating income (loss), a GAAP measure	$(2,524)	$(2,751)	$(3,454)	$(7,862)	$(11,683)
Other income (expense), net	(104)	(71)	85	63	197
Foreign currency (gain) loss	143	92	(33)	25	(150)
Depreciation and amortization	28	30	32	89	98
Fair value adjustments to contingent consideration liability	—	100	400	(200)	700
Restructuring and other charges	307	704	691	1,097	1,587
Stock-based compensation	390	323	503	1,093	2,420

Contribution margin, a non-GAAP measure	$(1,760)	$(1,573)	$(1,776)	$(5,695)	$(6,831)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2020		2019	2020	2019
	Q3	Q2	Q3	YTD	YTD
	(in thousands)

Reconciliation of GAAP Net income (loss) from continuing operations to adjusted EBITDA:

Net loss from continuing operations	$(3,308)	$(3,162)	$(5,257)	$(11,086)	$(10,623)
Income tax expense (benefit)	316	265	233	606	515
Interest expense	7	5	—	12	—
Interest income	(6)	(19)	—	(31)	(89)
(Gain) loss on equity investments, net	37	53	—	90	(12,338)
Foreign currency (gain) loss	143	92	(33)	25	(150)
Acquisitions related intangible asset amortization	—	—	4	—	27
Depreciation and amortization	204	213	236	697	916
Fair value adjustments to contingent consideration liability	—	100	400	(200)	700
Restructuring and other charges	307	704	691	1,097	1,587
Stock-based compensation	390	323	503	1,093	2,420
Adjusted EBITDA, a non-GAAP measure	$(1,910)	$(1,426)	$(3,223)	$(7,697)	$(17,035)